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                                                                  EXHIBIT 99.1

[LOGO]



                      AMERICAN RESIDENTIAL SERVICES, INC.




FOR IMMEDIATE RELEASE                         CONTACT:  Jennifer L. Tweeton
98-11                                                   (713) 599-9015

AMERICAN RESIDENTIAL ANNOUNCES EXPECTED RESULTS TO BE LOWER THAN ESTIMATES

(HOUSTON) September 25, 1998 -- American Residential Services, Inc. (NYSE - "ARS"), a leading provider of residential and commercial heating, air conditioning, plumbing and electrical services, today reported that the Company expects earnings for the quarter ended September 30, 1998 to be significantly below earnings for the same period last year and consensus analyst estimates.

The Company also announced a plan formulated to improve productivity. This plan includes:
- Consolidation of the Company's regional management structure into fewer units,
- Consolidation of certain regional administrative functions,
- Increased focus on marketing and customer retention in the Company's retail business,
- Expansion of the existing information processes to provide increased support to and accountability of operational management and senior management, and
- Further efforts towards reduction of general and administrative costs.

"We have spent the last several months improving and standardizing our internal information processes so that our management can be provided with the tools they need to manage our operations, and we have made great progress in improving those processes," stated Thomas Amonett, President and Chief Executive Officer. "A result of these improved processes has been a clear indication that this Company's internal structure also needed to be improved. The responsibility for the new operational structure has been assumed by managers who have historically been successful in producing consistent and expected results. They will have the responsibility of leading local management and improving results in those areas where the Company is still experiencing unsatisfactory results."

"In addition, operational management will relinquish certain administrative functions so that the Company can achieve additional focus and increased synergies. We are still committed to a decentralized management structure when decisions about the customer are involved. However, it has become apparent that the duplication of certain administrative functions can be significantly reduced by being centralized, which will allow local management to focus on operations."



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"Internal growth and operating improvement will be the Company's primary focus.
Our acquisition activities will continue, but at a pace which does not divert management's focus on internal growth objectives."

"Under this new structure our entire management team will also have increased accountability for the performance of the Company," Mr. Amonett further commented. "While we have made considerable progress in addressing many of the issues within the Company and while many of the operating units are performing well, we are clearly disappointed that the improvements in Company-wide operations which we experienced in the second quarter could not be sustained. By establishing a smaller, more focused management team that has already proven itself, by committing to specific targets for that team along with accountability for those targets and by intensifying our efforts at all levels of management, I am confident we will see improvement in the performance of this Company."

American Residential Services is engaged principally in providing comprehensive maintenance, repair, replacement and new equipment installation services for heating, air conditioning, plumbing, electrical, indoor air quality systems and major home appliances, primarily in existing homes, homes under construction and commercial buildings.

         This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of ARS and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, risks associated with acquisitions, the ability of the Company to successfully implement its proposed restructuring plan, fluctuations in operating results because of acquisitions and variations in stock prices, competition, weather conditions and risks of operations and integration of the newly acquired businesses.





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